Exhibit 99.1


Robert Dangremond Named Interim CEO at Refco, Inc.
2005-11-15 16:57 (New York)



    NEW YORK, Nov. 15 /PRNewswire-FirstCall/ -- Refco, Inc. (OTC: RFXCQ) announced today that its Board of Directors had accepted the resignation of William M. Sexton as CEO and named Robert N. Dangremond, managing director of AlixPartners, LLC, a leading global turnaround and restructuring management company, as interim chief executive officer of the Company effective immediately.

    Subject to Court approval, AlixPartners was earlier retained by Refco to oversee its Chapter 11 bankruptcy filing. At the time, Mr. Dangremond was named chief restructuring officer and Eric A. Simonsen, also a managing director with the firm, was named chief administrative officer.

    Scott Schoen, Chairman of the Executive Committee of the Board of Directors, said, "The Company and the Board are extremely appreciative of Bill's years of fine work as Chief Operating Officer of Refco. We are also deeply grateful for the role he has played in managing through the transition and repercussions from the recent events related to the recent departure of Phil Bennett as CEO.

    "Bill Sexton has been a key leader in protecting and preserving franchise value and jobs for more than 1400 Refco employees in working through the process that led to last week's announcement of an agreement to sell the global derivatives brokerage business to Man Financial. We wish him only the best in his future endeavors."

    Mr. Dangremond has held numerous management positions in public and private corporations including Mirant, Zenith Electronics and Harnischfeger Industries (renamed Joy Global). He served as CEO and president of Forstmann & Company and chairman and CEO of AM International.

    The Court last week approved the sale of Refco's regulated commodity futures businesses in the United States, London, Asia and Canada to Man Financial Inc., a wholly owned subsidiary of Man Group plc ("Man"), for $282 million in cash and approximately $41 million of assumed liabilities and other considerations.

    Refco, Inc. and 23 subsidiaries voluntarily filed for protection under Chapter 11 of the U.S. Bankruptcy Code on October 17, 2005.

    For more information, visit http://www.refco.com. For access to Court documents, visit http://www.nysb.uscourts.gov (a PACER account is necessary to access the Court web site).


    Cautionary Note Regarding Forward-Looking Statements

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of the 1995. In this press release, all statements other than statements of historical fact are forward looking statements that involve risks and uncertainties and actual results could differ. These forward-looking statements are based on assumptions that we have made in light of our experience and on our perceptions of historical events, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements have a reasonable basis, you should be aware that numerous factors, including the outcome of the Audit Committee's investigation; our ability to obtain financing arrangement or alternatives; changes in domestic and international market conditions; competition; our ability to attract and retain customers; our relationships with introducing brokers; retention of our management team; our ability to manage our growth or integrate future acquisitions, our exposure to significant credit risks with respect to our customers, international operations and exchange membership requirements, the effectiveness of compliance and risk management methods, potential litigation or investigations, employee or introducing broker misconduct or errors, reputational harm, and changes in capital requirements, could cause actual results to differ materially from our expectations. Because of these factors, we caution that you should no place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of today. It is impossible for us to predict how new events or developments may affect us. The Company disclaims any intention or obligation to update or revise any forward-looking statements, either to reflect new information or developments or for any other reason.